EXHIBIT 99.1

                        THE DOE RUN RESOURCES CORPORATION

                                    SUITE 300
                               1801 PARK 270 DRIVE
                               ST. LOUIS, MO 63146

Contact:

Steven C. Balet
MacKenzie Partners, Inc.
(212) 929-5500


FOR IMMEDIATE RELEASE

         Doe Run Resources Announces Extension of Revised Exchange Offer

      St. Louis, MO: OCTOBER 16, 2002 The Doe Run Resources Corporation ("Doe Run") announced today that it was extending the expiration time of its Revised Exchange Offer until 5:00 P.M., New York City time, on Thursday, October 17, 2002 in order to continue productive conversations with certain holders of its Old Notes. As of the date hereof, to the best of Doe Run's knowledge, holders of 84% of the aggregate principal amount of Old Notes outstanding have tendered their Old Notes into the Revised Exchange Offer. There can be no assurance that Doe Run will be able to consummate the Revised Exchange Offer or any of the other transactions contemplated thereby.

      Holders with questions concerning how to participate in the Revised Exchange Offer or wishing to obtain copies of the Offering Memorandum, additional Letters of Transmittal or any other documents relating to the transaction should direct all inquiries to the information agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll-free). Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Revised Exchange Offer.

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      This press release is not an offer to exchange any of the Old Notes. The offer to exchange Old Notes will only be made in accordance with the Offering Memorandum.

      Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "believe," "foresee" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. Doe Run cautions that there are various important factors that could cause actual events to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated events will occur. Among such factors are: the involvement of Doe Run's secured and unsecured creditors in any restructuring negotiations; competitive pressure in Doe Run's market; business conditions in the mining and lead industry generally; general economic conditions and the risk factors detailed from time to time in Doe Run's periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Doe Run does not undertake to update them in any manner except as may be required by the Securities and Exchange Commission under federal laws.

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